EXHIBIT 10.10


                                FARMOUT AGREEMENT

                               (THREE FORKS, INC.)

         This FARMOUT AGREEMENT is entered into as of ____________________, 2012 by and between Holms Energy Development Corporation and Three Forks, Inc.

                                   WITNESSETH

         WHEREAS Holms Energy Development Corporation, ("Farmor") a Colorado corporation, whose address is Helena Montana wishes to enter into a FARMOUT agreement with Three Forks, Inc.., a Colorado corporation ,("Farmee"), whose operating office is located at 555 Eldorado Blvd. Suite 100 Broomfield, Colorado for the development of certain lands, and

         WHEREAS, Holms Energy Development Corporation, desires to have the Farmout acreage explored and developed for oil, gas and methane production; and

         WHEREAS, Three Forks, Inc. has expressed its willingness to make such exploration and development on the terms and conditions hereof;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained and to be performed by the parties hereto, and the mutual benefits to be received hereunder, the parties hereto do hereby agree as follows;

         FARMOR hereby grants FARMEE the right to explore for oil and gas and methane production on the subject tracts and mineral interests listed on the attached Exhibit "A" under the terms hereof as follows:

1.   DEFINITIONS

(A) "Contract Depth" means a depth sufficient to test the through the Ellenberger formation (5,000 feet or less).

(B) "Effective Date" will mean the execution date of this agreement.

(C) "Farmout Lands" means the Farmor's net interest in and to the minerals owned by Farmor which are set forth in Exhibit "A" attached hereto and made a part hereof which may be amended or modified from time to time hereafter by mutual agreement in writing exclusively. Farmout lands shall be subject to modification and adjustments based upon GPS survey and future agreements of the parties.

2.   EXHIBITS

The following  Schedules and Exhibits are attached  hereto and made part of this
Agreement:

(A) Exhibit "A" is a schedule of all individual sections or tracts comprising approximately _________ gross acres, more or less, on which the minerals are owned or leased by Farmor.

(B) Exhibit "B" is a map providing an overview and general description of "Farmout" tracts located in Archer County, Texas, subject to formal description and survey by the parties hereafter.


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                                 EXHIBIT 10.10


3. CONSIDERATION AND COMMITMENT

(A) FARMEE agrees that on or before March 31, 2013, it will commence or cause to be commenced the actual drilling of a minimum of 3 wells for oil and or gas, hereinafter sometimes referred to as "Initial Wells" at a location of its choice in any one tract described in Exhibit "A" and that it will prosecute the drilling of said well with due diligence to a depth sufficient to test the Ellenberger formation (hereinafter called Contract Depth"). The well shall be drilled, and completed with reasonable diligence and dispatch, or if a non-commercial well, shall be properly plugged and abandoned. All drilling, equipping, plugging and abandonment, and other operations shall be performed at the sole risk and expense of Farmee.

     In the event an unusual event or delay occurs in drilling or permitting which is pending on March 31, 2013, Farmee, upon showing that permit is pending or that drilling rig is contracted and scheduled, will receive up to a 30 day extension in drilling first well, hereunder.

(C) In the event the initial well is commenced, drilled and completed as a producing well or plugged and abandoned as a dry hole in accordance with this agreement, Farmee shall have the exclusive right, but not the obligation, within days from the date of completion rig release from said Initial Well to commence the drilling of the Second at a location of its choice in any one tract described in "Exhibit "A". The Second Well shall be drilled, and completed pursuant to the same terms and provisions as contained herein for the drilling of the Initial Well. Farmee shall drill up to 7 additional wells hereunder at a location of its choice so long as no more than 60 days lapse between the release of the completion rig from the previous well and the spudding of the next, on the subject farmout lands.

(D) If because of encountering impenetrable substances, lost circulation, or because of mechanical conditions making further drilling impractical before contract depth is reached or if Initial well is completed as a dry hole, Farmee shall have the right to drill a substitute well at a location of its choice on the lease acreage, provided the actual drilling of said substitute well shall be commenced not later than 120 days for the cessation of the operations of such well. If such substitute well is commenced, drilled and completed as provided herein, Farmee shall have complied with this agreement to the same extent as if the well for which it is a substitute had been commenced, drilled, and completed in accordance herewith. Farmee shall be allowed to drill as many substitute wells as it may deem feasible at its own discretion, risk and expense, in an effort to comply with this agreement.

4. OPERATOR OF WELLS

     Farmor shall be the operator of record until Farmee shall become qualified to be an operator in the State of Texas but Farmee shall manage the development wells drilled on behalf of Farmee on the behalf of Farmor.

5. INTEREST EARNED

(A) Farmor represents to Farmee that Farmor owns or leases 100% of the minerals in the Farmout Lands listed on Exhibit "A", subject to 2% in total overriding royalties on the leasehold acreage.

(B) In the event any Well hereunder is drilled, and completed as, a commercial producer of oil and/or gas or methane at any depth and such well is located upon any portion of the lease acreage on Exhibit "A" Farmor shall assign and transfer to Farmee, in the section in which the well is located, subject to the limitation in the last sentence of this paragraph, one-hundred percent (100%) of its right, title and interest in and to the oil and gas produced until payout under 5c hereof subject to a Overriding Royalty interest reserved to Bill Baber of 2%, such overriding royalty to be free and clear of any and all exploration, development, drilling,

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                                 EXHIBIT 10.10


     completion,  production,  processing , water  disposal,  and gas  gathering costs (the parties recognize that an existing other ORRR's are outstanding). The Net Revenue Interest earned by Farmee shall not be less than 80% of 100% in tracts listed on Exhibit "A" such wells shall hold the mineral interest in the acreage only to the depth completed after 2 years. During the 2 year period after completion, Farmee may explore any deeper horizons without limitation and if completed as a producer, such wells shall hold the acreage to depth completed.

(C) After date Farmee has received net revenues equal to its total costs Farmor shall "Backin" to a 25% working interest in the farmed land revenues.

(D) This Farmout Agreement is intended to be a "drill to earn" agreement whereby Farmor intends to convey its interest to Farmee ONLY by virtue of Farmee drilling and completing 3 wells capable of commercial production of oil and/or gas by the timely drilling and completing of each well on a location by location basis. Farmee shall have the exclusive continuous drill to earn option for all acreage listed on Exhibit "A," subject to other terms and limitations hereof.

7. RENTALS

     Farmor represents from the date of execution of this Agreement there are no rentals due from Farmee and that Farmee shall not pay rentals on any leasehold or on any leasehold Farmee earns by production.

8. ADDITIONAL PROVISIONS

(A) Farmor shall not make any proposal for the drilling of a new well on the farmout lands subject to this agreement during any time the continuous development period remains in effect without the written consent and participation of Farmee

(B)  Farmor agrees to defend the title to the lands listed on Exhibit "A."

(C) The parties hereto, their successors and assigns, shall have equal and concurrent rights of ingress and egress on the farmout lands and adjacent lands for the purpose of laying pipelines, water lines, dig pits, erect structures, and to do and perform any and all other things incident to the rights and interest of the parties. These rights shall be exercised in such a manner as not to interfere unduly with the similar rights of the other party thereto. Parties recognize and agree that Surface Use Agreements with Surface Owners will have provisions with which the parties have to comply and the parties agree to fully cooperate in so doing.

(D) Force Majeure provisions shall apply to all drilling commitments hereunder. Should Farmee be prevented from complying with any express or implied covenant of this farmout, from conducting drilling or reworking operations thereon or from producing oil or gas by operation of a force majeure, which shall include ONLY natural disasters or wars directly affecting the farmout lands, any state or federal law or any order, rule or regulation of governmental authority, then while so prevented, Farmee's obligations hereunder shall be suspended and Farmee shall not be liable in damages for failure to comply therewith; and this farmout shall be extended while and so long as Farmee is prevented by any such cause from conducting drilling or reworking operations on or from producing oil or gas from the premises, and the time while Farmee is so prevented shall not be counted against Farmee, so long as after a force majeure occurrence, upon termination of such event, the Farmee shall promptly recommence its efforts hereunder. Farmee's obligation to drill shall be suspended by acts of God, access road closures to drill sites or production areas, inclement weather prohibiting equipment from moving or working, or the inability to obtain drilling, production or pipeline materials due to shortages, but equipment or drilling or material related suspensions are limited to 90 days from the

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                                 EXHIBIT 10.10


     scheduled event. In the event that gas production become "shut-in" due to lack of pipeline capacity, the parties agree that such "shut-in" condition shall suspend this Agreement's terms for not longer than 1 (one) year from date it becomes "shut-in," during which year Farmee shall propose an acceptable remedy (acceptable in Farmors sole discretion) and implement such remedy so that market rate (in the area) revenue for gas produced is commenced or recommenced. In the event of a dispute under this provision, Farmor shall send a written Notice of Intended Cancellation to Farmee and Farmee shall have 30 days thereafter to cure and recommence substantial activities.

(E) Geological information and well data from any Well drilled hereunder shall be provided to Farmor by Farmee, in confidence, as trade secrets, not to be published except as required by law or as directed by a governmental authority having jurisdiction.

(F) Farmee may assign all of the rights and obligations created under this Agreement, Subject to Farmor's written permission, which permission shall not be unreasonably withheld.

(G) Farmor and Farmees shall enter into an "Area of Mutual Interest" Agreement for a radius of one mile around the subject farmout lands on or before the drilling of the initial well, on terms acceptable to Farmor, concurrent herewith

(H) Farmor will provide an Abstract and Mineral Title Lawyer's Opinion within sixty days hereafter on the Farmout Lands or on a tract by tract basis. Farmee shall pay any costs thereof. If any title defects are noted, Farmor agrees to take whatever action is appropriate to correct the defects, promptly, to allow drilling to commence.

(I) Farmee shall comply with all provisions of the Surface Owners Agreements negotiated by Farmor including payments required thereby to Surface Owners

(J) Farmee shall permit, upon request, Farmor's access to ALL drilling information, logs, samples, completion records, production records and product analysis.

(K) Each Party shall permit access to any pipeline owned by other Party or assigns, likewise, on reasonable industry rates customary in the basin

(L) Each Party shall permit usage of any road improvements by other Parties or assigns, however, such Party shall share its proportionate share of maintenance and Surface Owners payment expenses for roads so used in connection with its own oil and gas operations, whether drilling or production.

(M) There are no depth restrictions imposed on Farmee subject to this agreement, except to designated horizon specified herein above

(N) Farmor and Farmee agree as follows; Not withstanding anything to the contrary contained herein, Farmees rights shall automatically terminate to all rights below 100' below the stratagraphic equivalent of the deepest common source of supply penetrated in any well spud 2 years after the completion date of the well in the section, provided however, if farmee should commence operations to drill, deepen, or rework a well under the terms of this farmout agreement within such 2 years, the farmee shall have the right to drill such well to completion and/or continue deepening and/or complete reworking operations with reasonable diligence and dispatch, and if oil or gas be found in paying quantities earn an assignment of such stratagraphic equivalent.

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                                 EXHIBIT 10.10


(O) Farmee may negotiate additional surface agreements, if necessary, for drilling, construction of pipelines, compression and production facilities, however, Farmee shall request Farmor's assistance in negotiating such agreements, and Farmor shall use its best efforts in assisting Farmee.

(P) Each party agrees to pay all costs incurred or created by it in connection with its own development and business activities. Farmee shall not be responsible for debt created by prior or future development, drilling, or completion activities of Farmor unless agreed to in writing, except that Farmee shall be responsible for and liable for any payments required under the Surface Use Agreements with Surface Owners attributable to its drilling and operational activities.

(Q) When and if both parties (or their assigns) are producing bydrocarbons, the Parties agree to share compression and treating equipment and facilities on a percentage of product processed basis for cost sharing.

9. ADDRESS FOR SERVICE

     The address for each of the Parties for service of notices shall be as follows:

FARMOR:                                          FARMEE:

Holms Energy Development Corporation             Three Forks, Inc.
Helena, Montana                                  555 Eldorado Blvd.
                                                 Suite 100
                                                 Broomfield, CO 80021


10. ENTIRE AGREEMENT

     This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein contain every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations, agreements and understandings, both written and oral, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein. All schedules, exhibits and other documents and agreements executed and delivered pursuant hereto are incorporated herein as if set forth in their entirety herein.

11. BINDING EFFECT

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

12. WAIVER AND AMENDMENT

     Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties thereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the party against whom such waiver, extension or amendment is

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                                 EXHIBIT 10.10


sought to be charged. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party thereof to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

13. NO THIRD PARTY BENEFICIARY

     Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement, except as otherwise provided herein.

14. SEVERABILITY

     In the event that any one or more of the provisions contained in this Agreement, or the application thereof, shall be declared invalid, void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such invalid, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, void or unenforceable provision.

15. EXPENSES

     Except as otherwise provided herein, each party agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

16. HEADINGS

     The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

17. COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed valid and binding.

18. GOVERNING LAW

     This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Colorado, without reference to the choice of law principles thereof.

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                                 EXHIBIT 10.10


19. JURISDICTION AND VENUE

     This Agreement shall be subject to the exclusive jurisdiction of the courts of Jefferson County Colorado. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Colorado by virtue of a failure to perform an act required to be performed under this Agreement and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Colorado for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in Jefferson County, Colorado, and further irrevocably waive any claim that any suit, action or proceeding brought in Jefferson County, Colorado has been brought in an inconvenient forum.

20. PARTICIPATION OF PARTIES

     The parties hereby agree that they have had the opportunity to be represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

21. FURTHER ASSURANCES

     The parties hereto shall deliver any and all other instruments or documents reasonably required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, without limitation, all necessary assignments, division orders, and such other instruments of transfer as may be necessary or desirable to effectuate this Agreement.

























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                                 EXHIBIT 10.10


     FURTHER, this agreement and its exhibits constitute the entire contract of the parties and there are no agreements, undertakings, obligations, promises, assurances or conditions, whether precedent or otherwise, except those specifically set forth. IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.



                                    Holms Energy Development Corporation

                                    By: ____________________________
                                    President

                                    THREE FORKS, INC.

                                    By: _____________________________
                                    President

STATE OF                                 )
COUNTY OF                                )

     On  this  _____  day of  ________________________,  2012,  before  me,  the undersigned, a Notary Public in and for said State, personally appeared, President of Holms Energy Development Corporation, known to be the person whose name is subscribed to this within this instrument, and who upon oath swore that the statements therein contained are true and correct.

WITNESS my hand and official seal.                My Commission expires:


----------------------------------------          -------------------------
Notary Public


STATE OF                                 )
COUNTY OF                                )

     On this  _____  day of  _________________________,  2012,  before  me,  the undersigned, a Notary Public in and for said State, personally appeared, President of Three Forks, Inc., known to be the person whose name is subscribed to this within this instrument, and who upon oath swore that the statements therein contained are true and correct.

WITNESS my hand and official seal.                My Commission expires:



-----------------------------------------         -------------------------
Notary Public



















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